Exhibit 10.46
Tier Technologies, Inc.

Incentive and Nonstatutory Stock Option Agreement

Granted Under the Amended and Restated 2004 Stock Incentive Plan

1.    Grant of Option.

This agreement evidences the grant by Tier Technologies, Inc., a Delaware corporation (the “Company”), on GRANT DATE (the “Grant Date”) to NAME, an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s Amended and Restated 2004 Stock Incentive Plan (the “Plan”), a total of SHARES shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”) at SHARE PRICE per Share.  Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on FINAL DATE (10yrs less one day)(the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) to the fullest extent legally permitted, with any additional portions treated as a nonstatutory stock option.  Except as otherwise indicated by the context, the term “Participant,” as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.    Vesting Schedule.

This option will become exercisable (“vest”) as to 25% of the original number of Shares on the first anniversary of the Grant Date and as to an additional 1/48th of the original number of Shares on the same date in each succeeding month following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date.  Fractional shares produced by the formula will be rounded down and carried forward to succeeding months.

3.    Exercise of Option.

(a)    Form of Exercise.   Each election to exercise this option shall be in writing or provided electronically, in each case in the manner specified by the Company, accompanied by payment in full in the manner provided in the Plan (except that the Participant may not use a promissory note for payment).  The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(b)    Continuous Relationship with the Company Required.   Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”), and shall only be treated as an incentive stock option if exercised within ninety (90) days after the Participant ceases to be an employee of the Company or any parent or subsidiary of the Company as defined in Section 424(e) and (f) of the Code.

(c)    Termination of Relationship with the Company.  If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.  Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(d)    Exercise Period Upon Death or Disability.  If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “Cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e)    Termination for Cause.  If the Participant’s employment, prior to the Final Exercise Date, is terminated by the Company for Cause, the right to exercise this option shall terminate immediately upon the effective date of such termination.   A termination for “Cause” for purposes of this option shall occur if, and only if, such termination satisfies the definition of “Cause” in the Participant’s then effective employment or change in control agreement or, if no such agreement then applies, if, and only if, such termination is a result of one or more of the following:

(1)    the Participant’s fraud, embezzlement, or misappropriation of the Company’s property, or the termination is the result of the Participant’s criminal conduct that is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates;

(2)     the Participant has materially failed to comply with the Company’s policies, has materially and willfully breached his or her responsibilities, or has willfully failed to comply with the reasonable directives of his or her supervisor or the Company’s Board of Directors; provided, however, that if the Board reasonably considers the situation to be correctable, then, before “Cause” is deemed to exist under this paragraph (2), the Company must give the Participant written notice specifying the breach or failure to comply complained of, demanding that the Participant remedy such breach or failure to comply, and affording the Participant an opportunity to be heard in connection therewith, and the Participant must either fail to remedy such alleged breach or fail to comply within 30 days from receipt of such written notice, in the reasonable determination of the Board;

(3)    the Participant has violated the Company’s policy prohibiting harassment in the workplace;

(4)    the Participant has violated his or her Nondisclosure and Proprietary/Confidential Information and Non-Solicitation Agreement with Tier; or

(5)    the Participant has violated the Company’s Business Code of Conduct.

4.    Tax Matters.

(a)    Withholding.  No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

(b)    Disqualifying Disposition.  If the Participant disposes of Shares acquired upon exercise of this option (under the portion treated as an incentive stock option) before the later of two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

5.    Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.    Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer.  This option shall take effect as a sealed instrument.

Tier Technologies, Inc.

By: _____________________________

Dated: _________________________

Name:

Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.  The undersigned hereby acknowledges receipt of a copy of the Company’s Amended and Restated 2004 Stock Incentive Plan.

PARTICIPANT:

Printed Name: _________________________

Signature: _________________________

Address: _________________________
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